Exhibit 21.1


                         DELUXE CORPORATION SUBSIDIARIES


Chex Systems, Inc. (Minnesota)
Current, Inc. (Delaware)
Current Stationers, Inc. (Colorado)
Deluxe Canada, Inc. (Canada)
Deluxe Check Printers, Inc. (Minnesota)
Deluxe Check Texas, Inc. (Minnesota)
Deluxe Data International Limited (United Kingdom)
Deluxe Electronic Payment Systems, Inc. (Delaware)
Deluxe Financial Services, Inc. (Minnesota)
Deluxe Financial Services Texas, L.P. (Texas)
Deluxe-HCL, Inc. (Delaware) (100% owned by HCL-Deluxe N.V.)
Deluxe Holdings (Netherlands) B.V. (Netherlands)
Deluxe Mexicana S.A. de C.V. (Mexico)
Deluxe Overseas, Inc. (Minnesota)
Deluxe Payment Protection Systems, Inc. (Delaware)
DLX (UK) Limited (United Kingdom)
ESP Employment Screening Partners, Inc., (Minnesota)
HCL-Deluxe N.V. (Netherlands) (50% owned)
HCL-Deluxe Private Limited (India) (100% owned by HCL-Deluxe N.V.) NRC Holding Corporation (Delaware)
National Credit Services Corporation (Missouri)
National Receivables Corporation (Ohio)
National Revenue Corporation (Ohio)
PaperDirect, Inc. (New Jersey)
PaperIndirect, Inc. (Colorado)
United Creditors Alliance Corporation (Ohio)
United Creditors Alliance International Limited (United Kingdom)